Exhibit 1.01

Starbucks Corporation
Conflict Minerals Report
(For the Calendar Year Ended December 31, 2014)

This is Starbucks Corporation’s (“Starbucks”) 2014 Conflict Minerals Report (“CMR”) pursuant to Rule 13p-1 and Form SD (the “Conflict Minerals Rule”) under the Securities and Exchange Act of 1934 for the reporting period of January 1, 2014 to December 31, 2014 (the “Reporting Period”).
I. Introduction
Starbucks sells a variety of merchandise, in addition to coffee and other food products, to customers through our company-operated stores and to licensees and foodservice operators for re-sale to their customers. We also sell certain equipment (such as coffee brewers and espresso machines) and furniture to some of these licensees and foodservice operators for their use but not for re-sale to customers. With the exception of one piece of equipment Starbucks manufactures, all of these products are manufactured directly or indirectly by our Suppliers.
II. Reasonable Country of Origin Inquiry
Starbucks conducted a reasonable country of origin inquiry (“RCOI”) under the Conflict Minerals Rule to determine whether any tantalum, tin, tungsten or gold (“Conflict Minerals” or “3TG”) necessary to the functionality or production of products which we manufactured or contracted to manufacture originated in the Democratic Republic of the Congo or an adjoining country (collectively, “Covered Countries” or “DRC”) or are from recycled or scrap sources. Starbucks assembled a team of Starbucks employees from our Legal, Supply Chain and Global Responsibility functions. The team conducted an investigation to compile a list of suppliers of potentially relevant products manufactured during the Reporting Period containing Conflict Minerals. The team queried employees involved in procuring and selling such products, including whether the Conflict Minerals were necessary for the functionality or production of the product and identifying the supplier of the product. If there was uncertainty whether Conflict Minerals were necessary to the functionality or the production of the product, the supplier remained on the list. A total of 73 suppliers (“Identified Suppliers”) were identified.
Starbucks engaged a third-party service provider (“Service Provider”) to assist Starbucks with our RCOI and engage with Identified Suppliers. Based on this RCOI, Starbucks determined that it was required to exercise due diligence on the Conflict Minerals’ source and chain of custody.
III. Due Diligence
Due Diligence Design: Starbucks designed its due diligence measures based upon the internationally recognized due diligence framework set forth in the Organization for Economic Cooperation and

Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas (“OECD Guidance”).
Due Diligence Measures Performed
As part of our due diligence process, Starbucks worked with our Service Provider to collect information about the presence and sourcing of Conflict Minerals used in the products and components supplied to Starbucks. Our Service Provider utilizes an on-line system to collect, store and review information provided by suppliers, to identify downstream suppliers and sourcing practices, track information on smelters and refiners and to identify risks in sourcing practices.
An introductory e-mail from Starbucks was sent to the Identified Suppliers describing the Conflict Minerals Rule and identifying our Service Provider as the third-party service provider assisting Starbucks with supplier engagement and the Conflict Minerals Rule’s compliance process. The introductory e-mail also conveyed that Starbucks expected the Identified Suppliers to cooperate with the compliance process. Following the introductory e-mail, our Service Provider sent a subsequent e-mail to the Identified Suppliers containing a registration and survey request link for the on-line data collection platform.
Identified Suppliers were also given access to our Service Provider's supplier resource center. The Service Provider's supplier resource center contains materials on the Conflict Minerals compliance requirements and process, applicable regulation, and answers to frequently asked questions concerning Conflict Minerals tracing.
Following the initial introductions to the program and information request, reminder e-mails were sent to each non-responsive Identified Supplier requesting survey completion. Identified Suppliers who remained non-responsive to these e-mail reminders were contacted by our Service Provider by telephone and offered assistance. If, after these efforts, a given Identified Supplier still did not register with the system or provide the information requested, Starbucks contacted these Identified Suppliers by e-mail to request their participation in the program and our Service Provider followed up to this e-mail with a re-invitation to the platform.
The program utilized the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”). Identified Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the 3TG smelters or refiners (“SORs”) and associated mine countries of origin.
The responses from Identified Suppliers were evaluated for plausibility, consistency and gaps, and additional contact was made with those Identified Suppliers seeking to resolve inconsistencies and gaps. Our Service Provider maintains an SOR database to document which companies are known metal processors (i.e., verified) and which companies are exclusive recyclers, as well as mine country of origin information and DRC conflict-free certification status. Our Service Provider collects SOR data submitted by suppliers via CMRTs and compares it against its existing database. Supplier responses listing entities that are not verified SORs are flagged and suppliers are asked for further clarification.

For those supply chains with SORs that are known or thought to be sourcing from the DRC, additional investigation was conducted to determine the source and chain-of-custody of the Conflict Minerals. Our Service Provider relied on the following internationally accepted audit standards to determine which SORs were considered not to be sourcing Conflict Minerals that directly or indirectly finance or benefit armed groups in the DRC: the CFSI Conflict-Free Smelter Program, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification (such SORs are referred to as “Certified SORs”).
If the SOR was not certified by the above internationally-recognized standards, our Service Provider attempted to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there were any internal due diligence procedures in place or other processes the SORs engaged in to track the chain-of-custody on the source of mineral ores.
In addition to the due diligence measures described above, we adopted a Conflict Minerals Policy Statement, which is publicly available at http://www.starbucks.com/responsibility/learn-more/policies, and reported the due diligence results to senior management.
IV. Results of Due Diligence
Of the 73 Identified Suppliers engaged in the RCOI, 81% responded. Of these responding suppliers, 39% indicated that the products they supplied to Starbucks contained Conflict Minerals necessary to the functionality or production of such products. These products include certain equipment sold to licensees. Based on the due diligence described above, 287 SORs were identified as sources of Conflict Minerals that may be contained in products we manufactured or contracted to manufacture during the Reporting Period. These SORs are listed in Annex I below. Based on the due diligence, Starbucks believes that the countries of origin of the Conflict Minerals may include the countries listed in Annex II below, as well as recycled or scrap sources.
Of the 287 SORs that were identified as sources of Conflict Minerals through due diligence, there was an indication that 35 may have been sourcing from the DRC. As of April 15, 2015, 31 of these SORs were Certified SORs and four were uncertified. However, three of the four uncertified SORs were actively moving through the certification process or had committed to doing so within two years.
V. Future Measures
Starbucks intends to improve its due diligence measures by taking the following steps:

•	Working with its suppliers to help them understand and comply with the Starbucks Conflict Minerals Policy Statement;

•	Continuing to work with its suppliers to obtain accurate information regarding their Conflict Minerals’ SORs; and

•	Implementing improvements in identifying suppliers whose products contain Conflict Minerals.

ANNEX I

Metal	Official Smelter Name
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co. Ltd.
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Minerção
Gold	Argor-Heraeus SA
Gold	Asahi Pretec Corporation
Gold	Asaka Riken Co Ltd
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Bauer Walser AG
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Métaux SA
Gold	Chimet S.p.A.
Gold	China National Gold Group Corporation
Gold	Chugai Mining
Gold	Codelco
Gold	Colt Refining
Gold	Daejin Indus Co. Ltd
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Do Sung Corporation
Gold	Doduco
Gold	Dowa Mining Co., Ltd.
Gold	Eco-System Recycling Co., Ltd.
Gold	ESG Edelmetall-Service GmbH & Co. KG
Gold	FSE Novosibirsk Refinery
Gold	Gansu Seemine Material Hi-Tech Co Ltd
Gold	Guangdong Jinding Gold Limited
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Harmony Gold Mining Company Limited
Gold	Heimerle + Meule GmbH
Gold	Heraeus Ltd. Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Hunan Chenzhou Mining Group Co., Ltd.
Gold	Hwasung CJ Co. Ltd

Metal	Official Smelter Name
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Jiangxi Copper Company Limited
Gold	Johnson Matthey Inc
Gold	Johnson Matthey Ltd
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kazzinc Inc.
Gold	Kennecott Utah Copper LLC
Gold	Kojima Chemicals Co., Ltd
Gold	Korea Metal Co. Ltd
Gold	Kyrgyzaltyn JSC
Gold	L' azurde Company For Jewelry
Gold	Lingbao Gold Company Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Gold	LS-NIKKO Copper Inc.
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd
Gold	Metalor Technologies (Singapore) Pte. Ltd.
Gold	Metalor Technologies (Suzhou) Co Ltd
Gold	Metalor Technologies SA
Gold	Metalor USA Refining Corporation
Gold	Met-Mex Peñoles, S.A.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co. LTD
Gold	Ohio Precious Metals, LLC
Gold	Ohura Precious Metal Industry Co., Ltd
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)
Gold	OJSC Kolyma Refinery
Gold	PAMP SA

Metal	Official Smelter Name
Gold	Penglai Penggang Gold Industry Co Ltd
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox SA
Gold	Rand Refinery (Pty) Ltd
Gold	Royal Canadian Mint
Gold	Sabin Metal Corp.
Gold	Samduck Precious Metals
Gold	SAMWON METALS Corp.
Gold	Schöne Edelmetaal B.V.
Gold	SEMPSA Joyería Platería SA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd
Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Great Wall Gold and Silver Refinery of China
Gold	The Refinery of Shandong Gold Mining Co. Ltd
Gold	Tokuriki Honten Co., Ltd
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.
Gold	Torecom
Gold	Umicore Brasil Ltda
Gold	Umicore Precious Metals Thailand
Gold	Umicore SA Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi SA
Gold	Western Australian Mint trading as The Perth Mint
Gold	Yamamoto Precious Metal Co., Ltd.
Gold	Yokohama Metal Co Ltd
Gold	Yunnan Copper Industry Co Ltd
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Co. Ltd
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Conghua Tantalum and Niobium Smeltry
Tantalum	Duoluoshan Sapphire Rare Metal Co., Ltd.
Tantalum	Ethiopian Minerals Development Share Company
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.

Metal	Official Smelter Name
Tantalum	Gannon & Scott
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck GmbH Goslar
Tantalum	H.C. Starck GmbH Laufenburg
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co.KG
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Hi-Temp Specialty Metals, Inc.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., LTD
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	JX Nippon Mining & Metals Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	Kemet Blue Powder
Tantalum	King-Tan Tantalum Industry Ltd
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India (Pvt.) Ltd.
Tantalum	Mineração Taboca S.A.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Molycorp Silmet A.S.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	Pan Pacific Copper Co. Ltd.
Tantalum	Plansee SE Liezen
Tantalum	Plansee SE Reutte
Tantalum	QuantumClean
Tantalum	RFH Tantalum Smeltry Co., Ltd
Tantalum	Shanghai Jiangxi Metals Co., Ltd.
Tantalum	Solikamsk Metal Works
Tantalum	Taki Chemicals
Tantalum	Telex
Tantalum	Ulba
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd
Tantalum	Zhuzhou Cement Carbide
Tin	Alpha

Metal	Official Smelter Name
Tin	China Rare Metal Materials Company
Tin	China Tin Group Co., Ltd.
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	Complejo Metalurgico Vinto S.A.
Tin	Cooper Santa
Tin	CSC Pure Technologies
Tin	CV Duta Putra Bangka
Tin	CV Gita Pesona
Tin	CV Makmur Jaya
Tin	CV Nurjanah
Tin	CV Prima Timah Utama
Tin	CV Serumpun Sebalai
Tin	CV United Smelting
Tin	Dowa Mining Co., Ltd.
Tin	Electroloy Metal Pte
Tin	Empresa Metallurgica Vinto
Tin	Estanho de Rondônia S.A.
Tin	Feinhutte Halsbrucke GmbH
Tin	Fenix Metals
Tin	Foshan Nanhai Tong Ding Metal Company. Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.
Tin	Gejiu Zi-Li
Tin	Heraeus Materials Technology GmbH & Co. KG
Tin	Huichang Jinshunda Tin Co. Ltd
Tin	Hyundai-Steel
Tin	Jean Goldschmidt International SA
Tin	Jiangxi Nanshan
Tin	Kai Unita Trade Limited Liability Company
Tin	Kovohutě Příbram
Tin	Linwu Xianggui Smelter Co
Tin	Magnu's Minerais Metais e Ligas LTDA
Tin	Malaysia Smelting Corporation (MSC)
Tin	Materials Eco-Refining CO.,LTD
Tin	Melt Metais e Ligas S/A
Tin	Metallo Chimique
Tin	Mineração Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company

Metal	Official Smelter Name
Tin	Novosibirsk Integrated Tin Works
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgical S.A.
Tin	Poongsan Corporation
Tin	POSCO
Tin	PT Alam Lestari Kencana
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Kudai Tin
Tin	PT Bangka Putra Karya
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT BilliTin Makmur Lestari
Tin	PT Bukit Timah
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Fang Di MulTindo
Tin	PT HP Metals Indonesia
Tin	PT Inti Stania Prima
Tin	PT Justindo
Tin	PT Karimun Mining
Tin	PT Koba Tin
Tin	PT Mitra Stania Prima
Tin	PT Panca Mega Persada
Tin	PT Pelat Timah Nusantara Tbk
Tin	PT Prima Timah Utama
Tin	PT Refined Banka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Seirama Tin investment
Tin	PT Stanindo Inti Perkasa
Tin	PT Sumber Jaya Indah
Tin	PT Supra Sukses Trinusa
Tin	PT Tambang Timah
Tin	PT Timah (Persero), Tbk
Tin	PT Tinindo Inter Nusa
Tin	PT Tommy Utama

Metal	Official Smelter Name
Tin	PT Yinchendo Mining Industry
Tin	Pure Technology
Tin	RUI DA HUNG
Tin	Senju Metal Industry Co., Ltd.
Tin	SGS
Tin	Soft Metais, Ltda.
Tin	Sumitomo Metal Mining Co., Ltd.
Tin	Thaisarco
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.
Tin	Yunnan Tin Company Limited
Tungsten	A.L.M.T. Corp.
Tungsten	ATI Metalworking Products
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganxian Shirui New Material Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Golden Egret Special Alloy Co. Ltd
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.
Tungsten	H.C. Starck GmbH
Tungsten	H.C. Starck Smelting GmbH & Co.KG
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.
Tungsten	Izawa Metal Co., Ltd
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp
Tungsten	Jiangxi Richsea New Materials Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Tungsten Industry Group Co Ltd
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.

Metal	Official Smelter Name
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	JX Nippon Mining & Metals Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Materion
Tungsten	Mitsubishi Materials Corporation
Tungsten	North American Tungsten
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten	Sumitomo Metal Mining Co., Ltd.
Tungsten	TaeguTec Ltd.
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten	Voss Metals Company, Inc.
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Wolfram Company CJSC
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co.Ltd
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

ANNEX II

Angola	Namibia
Argentina	Netherlands
Armenia	Niger
Australia	Nigeria
Austria	Papua New Guinea
Belarus	Peru
Belgium	Philippines
Bermuda	Poland
Bolivia	Portugal
Brazil	Russia
Burundi	Rwanda
Canada	Saudi Arabia
Chile	Sierra Leone
China	Singapore
Democratic Republic of the Congo	South Africa
Estonia	South Korea
Ethiopia	Spain
France	Suriname
Germany	Sweden
Ghana	Switzerland
Guinea	Taiwan
Guyana	Tajikistan
Hong Kong	Tanzania
India	Thailand
Indonesia	Turkey
Italy	United Arab Emirates
Japan	United Kingdom
Jersey	United States
Kazakhstan	Uzbekistan
Kyrgyzstan	Vietnam
Laos	Zambia
Malaysia	Zimbabwe
Mali
Mexico
Mongolia
Morocco
Mozambique
Myanmar